UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2011

Diligent Board Member Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 West 37 St. 8th Floor
New York, NY 10018
(Address of principal executive offices) (Zip Code)

(212) 741-8181
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Alex Sodi has been the President and CEO of Diligent Board Member Services (the “Company”) since December 2007.  Previously he has not had an Employment Agreement with the Company.  On June 27, 2011 the Company and Mr. Sodi entered into an Employment Agreement having a term of three years.  The Agreement provides for an annual base compensation of $510,000 per year which will increase 15% per year during the term.  The Agreement also provides for the grant of a stock option of 3,000,000 shares exercisable in six equal installments of 500,000 shares per year, commencing on June 28, 2013 and continuing through June 28, 2018.  The options have been granted.  The Agreement contains other provisions normally found in such agreements such as, by way of example, non-competition, confidentiality and inventions clauses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILIGENT BOARD MEMBER SERVICES, INC.

Date: June 30, 2011	By:	/s /Robert Norton
Robert Norton
General Counsel and
Secretary